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                                                                   EXHIBIT 10(C)

                    [ML LIFE INSURANCE COMPANY OF NEW YORK]

                       CONSENT OF BARRY G. SKOLNICK, ESQ.

I hereby consent to the reference to my name under the caption "Legal Matters" in the Prospectus included in Post-Effective Amendment No. 1 to the Registration Statement on Form N-4 for certain variable annuity insurance contracts issued through ML of New York Variable Annuity Separate Account D of ML Life Insurance Company of New York, File No. 333-119797.

                                          By:     /s/ BARRY G. SKOLNICK
                                            ------------------------------------
                                                  Barry G. Skolnick, Esq.
                                             Senior Vice President and General
                                                           Counsel

April 25, 2005